Exhibit 3.1.14
CERTIFICATE OF INCORPORATION OF PACIFIC FILM & VIDEO CORP. FIRST: The name of the Corporation is PACIFIC FILM & VIDEO CORP. SECOfiDf The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The. name of its registered agent at such address is Corporation Trust Company. THIRD: Ths purpose of tho Corporation ib to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware. FOURTHt The Corporation i authorized to issue only two classes of shares designated “Common Stock11 and “Preferred Stock,” respectively. The number of shares of Common’stock authorized to be issued is 25,000,000, with $.0001 par value per share. The number of shares of Preferred Stock authorized to be issued is 3,500,000, with $.0001 par value per share. The Board of Directors of the Corporation (the “Board of Directors”) is authorized to determine the number of series into which shares of Preferred Stock nay be divided; to determine the right, preferences, privileges and restrictions granted to or imposed upon the Preferred stock or any series thereof or any holders thereof; to determine and alter the , rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof; to fix the number of shares constituting any series prior to the issue of shares of that seriea and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. The designation and amount of the Corporation’s Series A Preferred stock, $.0001 par value (the “Series A”), and the voting power, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows: Section 1. Amount. The number of shares constituting the Series A shall be 1,400,000. Section 2. Dividends. Shares of the Series A shall not be entitled to any cash dividends. Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up {“Liquidation”) of the Corporation, the holders of the Series A shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, before any payment is made or any assets distributed to the holders of Common Stock, an amount equal to 100% of the purchase price of each share of Series A per share (adjusted to take into account stock splits, combinations and other similar transactions affecting the Series A) and no more. If upon any Liquidation the assets of the Corporation to be distributed are insufficient to permit the payment to all holders of the Series A and any other series of Preferred Stock hereafter issued of their full preferential amounts, the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Series A and any other such series in accordance with each holder’s liquidation preference. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as such terms are used in this Section 3. Section 4. Voting Rights. Except as otherwise provided by the laws of the State of Delaware or as hereinafter specifically set forth, each share of Series A shall have one vote that nay be cast on all natters to come before the stockholders of the Corporation, as provided by the laws of the State of Delaware, the amended Certificate of Incorporation and/or the By-Laws of the Corporation. Except as : otherwise provided by the laws of the State of Delaware or as ‘hereinafter specifically set forth, the holders of the outstanding shares of Series A shall vote with the holders of the outstanding capital stock, and not as a separate class or series. Section 5. Conversion. The holders of the Series A shall have the following conversion rights (the “Conversion Rights”): (a) Right to Convert. Each share of Series A shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Corporation, into one fully paid and nonassessable share of Common Stock, at the respective Conversion Prices (as hereafter defined) therefor in effect at the time of conversion determined as provided herein. (b) Automatic Conversion. (i) Each share of the Series A shall automatically be converted into shares of common Stock at the then effective Conversion Price, immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), covering the offer and sale of the Common Stock in which the aggregate offering price equals or exceeds $5,000,000, The Corporation shall promptly notify the holders of any such closing. (ii) Upon the occurrence of the event specified in subclause (i) of this Section 5(b), the outstanding shares of the Series A to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either certificates evidencing such shares of the series A being converted are delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of automatic conversion of the Series A being converted, the Corporation shall promptly notify the holders of the conversion thereof and the holder shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder or his designees, promptly by first-class mail at the address of such holder as set forth on the books of the Corporation’s transfer agent and in his name ‘as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A surrendered were convertible on the date on which such automatic conversion occurred. (c) Conversion Price. Each share of Series A shall be convertible into one share of Common Stock, and the initial Conversion Price per share for the Series A shall be equal to 100% of the purchase price of each share of the

Series A. The initial Conversion Price shall be subject to adjustment from time to time as provided herein. (d) Mechanics of Voluntary Conversion. Before any holder of Series A is entitled to voluntarily convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A or the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state herein the number of shares of the Series A being converted. Thereupon the Corporation shall promptly issue and deliver to such holder of the Series A or his designees by first-class mail at the address of such holder as set forth on the books of the Corporation’s transfer agent a certificate or certificates for the number of shares of Common Stock to which he is entitled to as aforesaid and a certificate or certificates for any shares of Series A which are not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. (e) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time effects a subdivision of the outstanding Common stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective. (f) Adjustment for Certain Dividends and Distri butions. In the event the Corporation at any time or from time to time after the makes or issues, or fixes a record date for the” determination of holders of Common Stock or holders of any other stock entitled to receive, a dividend or other distribution payable in additional shares of Common , Stock or convertible into or exchangeable for Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: 4

(i) The numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) The denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and/or the number of shares of Common Stock issuable upon conversion or exchange of stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend shall not have been fully paid or if such distribution shall not have been fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date, and thereafter, the Conversion Price shall be adjusted pursuant to this Section 5(f) as of the time of actual payment of such dividends or distributions. (g) Adjustments for other Dividends and Distributions . In the event the Corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or shares of stock convertible into or exchangeable for Common Stock, then and in each such event provision shall be made so that the holders of the Series A shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A been converted into Common Stock on the date of such event and had thereafter, during the period form the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments with respect to such securities as are called for during such period under this Section 5 with respect to the rights of the holders of the Series A. ‘ (h) Adjustment for Reorganization. Reclassjf ica-tion. Exchange and Substitution. If the Common Stock issuable upon the conversion of the Series A is changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of the Series A shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such 5 reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A might have been converted immediately prior to such reorganization, reclassification or change, giving application to all adjustments with respect to such securities as are called for under this Section 5 with respect to the rights of the holders of the Series A. (i) Mergers. Consolidations or Sale of Assets. If at any time or from time to time there is a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made so that the holders of the Series A shall thereafter be entitled to receive, upon conversion of the Series A, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of common Stock deliverable upon conversion would have been entitled on such merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A after the merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A) shall be applicable after that event as nearly equivalent as may be practicable. (j) Sale of Shares Below Conversion Price. (i) If at any time or from time to time the Corporation issues or sells additional shares of Common Stock or Convertible Securities {as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Sections 5{f) and S(g) above and other than upon a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for a consideration per share less than the then- existing Conversion Price, then and in each case, the then- existing Conversion Price shall be ‘reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares (the “Additional shares”) of Common Stock so issued or deemed to be issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding or deemed to be issued at the close of 6 business on the date of such issue or sale after giving effect to the issuance of such Additional Shares of Common Stock or Convertible Securities. (ii) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable upon conversion of the Series A as provided above, the consideration received by the Corporation for any issue or sale of securities shall, (A) To the extent it consists of cash, be computed at the amount of cash for which the securities are sold; (B) To the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors and; (C) If Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received which may reasonably be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options. (iii) For the purpose of the adjustment provided in Section 5(j)(i), if at any time or from time to time the corporation issues any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities are hereinafter referred to as the “convertible Securities”), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities are be less than the existing Conversion Price of the Series A, the Corporation shall be deemed to have issued at the time of ‘the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, ‘ received by the Corporation for the issuance of such rights or options or Convertible Securities plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such options or rights, and, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). 7

“Effective Price” shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities expires without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible securities) upon the conversion of such Convertible Securities. (iv) For the purpose of the adjustment provided for in Section 5(j)(i), if at any time or from time to time after the the Corporation issues any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then-current Conversion Price, the Corporation shall be deemed to have issued at the tine of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total number of Convertible Securities covered by such rights or options and ,to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. “Effective Price” shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights or options shall be 8 made as a result of the actual issuance of the convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares .of Common Stock upon the conversion of such Convertible Securities. The provisions of Section 5(j)(iii) for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this Section 5{j){iv). (k) Definition. The term “Additional Shares of Common Stock” as used herein shall mean all shares of Common Stock issued or deemed to have been issued by the Corporation after the , whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock, issued upon conversion of the Series A, (ii) up to 200,000 additional shares issued or issuable to employees or consultants pursuant to the incentive stock option plans or other programs in which options are granted by the Board of Directors at a fair market value less than the Conversion Price, and (iii) shares of Common Stock issuable or issued upon exercise of that certain warrant (the “Warrant”), granted to Woolcott & Co. Inc. (“Woolcott”), and/or its assignees in connection with the sale of the Series A. (1) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Common Stock on the date of conversion, as determined in good faith by the Board of Directors. () Reservation of Stock Issuable Upon Conver-. sion. The Corporation shall at all tines reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, such number of its shares of Common Stock as shall from time to time be sufficient to ‘effect the conversion of all outstanding shares of the Series A; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then-outstanding shares of the Series A, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. (n) Certificate of Adlustment. Whenever the number of shares of Common Stock or other securities deliverable upon the conversion of shares of the Series A are 9

V adjusted pursuant to the provisions hereof, the Corporation shall deliver to each holder of the Series A, not later than 30 days after the date of such adjustment, a certificate signed by the President or one of the Vice Presidents of the Corporation, and by the Treasurer or one of the Assistant Treasurers of the Corporation, stating the adjusted number of shares of Common Stock or other securities deliverable per share of Series A calculated to the nearest one-hundredth and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required. Section 6. Sinking Fund. There shall be no sinking fund for the payment of liquidation preferences or redemption of shares of the Series A. Section 7. Protective Limitation. Senior Series. So long as any shares of the Series A remain outstanding, the Corporation shall not, without the advance affirmative vote or written consent of the holders of at least 66-2/3% of the then-outstanding shares of Series A, issue any other class of Preferred Stock or special shares having any preference or priority as to assets senior to such preference or priority of the series A. Election of Director. Holders of the Series A shall have the right, voting as a class, to elect one member of the Board of Directors. Changes. So long as any shares of the Series A remain outstanding, the Corporation shall not (i) without approval of the Board of Directors, including the director elected by the holders of the Series A voting as a class, (A) issue a series of Preferred Stock with a liquidation preference in excess of the consideration therefor; (B) repurchase any shares of Common Stock; or (ii) without the advance affirmative vote or written consent of the holders of at least 66-2/3% of the then-outstanding shares of Series A, adversely change any of the rights and preferences of the Series A. i Section 8. frights of First Refusal. Each holder of the Series A shall be entitled to a right of first refusal to purchase all or any part of his or its pro rata share of New Securities (as hereinafter defined) which the Corporation may, from time to time, propose to sell and issue. A pro rata share of New Securities for purposes of this right of first refusal is the ratio of the number of shares of Common Stock issuable upon conversion of the shares of Series A (the “Underlying Shares"} then held or issuable upon the conversion of all the shares of Series A then held by such holder to the 10 sum of the Corporation’s outstanding Common Stock immediately prior to such issuance of New Securities plus the number of Underlying Shares then issuable upon conversion of all outstanding shares of the Series A. “New Securities” shall mean any capital stock (including Common Stock or Preferred Stock) of the Corporation whether now authorized or not, and securities issued upon exercise of rights, options or warrants to purchase capital stock, and securities of any type whatsoever that may become convertible into capital stock; provided, however, that the term “New Securities” does not include (i) the shares of Series A, Underlying Shares or Common Stock issuable or issued upon the exercise of the Warrant granted to Woolcott; (ii) securities issued pursuant to the Corporation’s acquisition of another business by merger, purchase of assets or other reorganization whereby the Corporation owns not less than 51% of the voting power of such corporation upon consummation of such transaction; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Corporation, whether or not currently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have equity features; (iv) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization of the Corporation; (v) up to 200,000 additional shares of capital stock of the Corporation issued or issuable pursuant to employee benefit plans or arrangements or to consultants in the normal course of business approved by the Board of Directors; and (vi) capital stock issued in connection with a public offering effected pursuant to a registration statement under the Act. In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of the Series A written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Corporation proposes to issue the same. If the terms involve a unique consideration which the holders of the Series A are unable to deliver, the Board of Directors shall determine, in good faith and on a reasonable basis, the fair market value of such consideration, and such fair market value ‘ shall be the price offered to the holders of the Series A, payable in cash. Each such holder shall have 30 days from the date such notice is given to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in such notice by giving written notice to the Corporation and stating therein the quantity of New Securities purchased. In the event the holders of the Series A fail to fully exercise the right of first refusal within such 30-day period, the Corporation shall have 90 days thereafter to sell or enter 11 into an agreement to sell (pursuant to which the Seile of New Securities covered thereby shall be closed, if at all, within 90, days from the date of such agreement), on substantially the same terms or terms more favorable to the Corporation than specified in the Corporation’s notice, the New Securities with respect to which such holders’ rights were not exercised. In the event the Corporation has not sold such New Securities in accordance with the foregoing within such 90-day period, the Corporation shall not thereafter issue or sell any of such New Securities without first offering such securities to the holders of the Series A in the manner provided above. The rights granted by this Section 8 shall terminate upon the closing of the Corporation’s first underwritten public offering of Common Stock with an aggregate offering price of at least $5,000,000 which is registered under the Act. Section 9. Registration Rights. (a) Definitions. For the purposes of this Section 9, the following terms shall have the meanings set forth below: (i) “Commission” shall mean the Securities and Exchange Commission. (ii) “Holder” shall mean any holder of Restricted Stock and the Assignee or Transferees of any Holder; provided, however, that such Assignee or Transferee holds at least 1% of the Restricted Stock. “Assignees” or “Transferees” shall mean only assignees or transferees from a holder of the Series A or an affiliate of such holder. (iii) “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement. (iv) “Restricted Stock” shall mean the Underlying Shares issuable or issued upon conversion of the shares of the Series A, and the shares of Common Stock of the .Corporation issuable or issued upon the exercise of the Warrants issued at the closing of the sale of the Preferred Stock and any’ shares of Common Stock issued or which may be issued with respect thereto by reason of stock dividends, stock splits, or combinations, capitalizations. reorganizations, anti-dilution provisions, or other corporate action. Restricted Stock shall not include any such Common Stock theretofore sold to or through a broker or dealer or underwriter in a public distribution or public securities transaction. 12

(b) Required Registration. Commencing on the date that is six months after the closing of the initial underwritten public offering of Common Stock of the Corporation, if and when the Corporation receives a written notice from Holders requesting the Registration of at least 33 1/3% of the Restricted Stock, the Corporation shall use its best efforts to Register, as promptly as practicable, the amount of Restricted Stock specified in such request, together with any Restricted Stock of any Holder joining in such request. The Corporation shall be obligated to prepare, file and cause to become effective not more than one registration statement pursuant to this Section 9(b); provided, however, that if the number of shares of Restricted Stock Registered pursuant to such registration statement Is less than the total number thereof which Holders have requested to be Registered thereunder as a result of the elimination from the registration statement of Restricted Stock at the request of an underwriter, then the Corporation shall be obligated to prepare, file and cause to become effective not more than one additional Registration (but not more than one Registration -during any twelve-month period). The Corporation shall have the privilege of postponing the filing of a registration statement under this Section 9(b) for a reasonable period of time not in excess of 90 days if, in the reasonable opinion of the Board of Directors, such filing would be detrimental to the Corporation. Upon the receipt of a request for Registration, the Corporation shall promptly give written notice to the Holders that a Registration is to be effected. The Corporation shall include in the Registration the shares of Restricted Stock for which it has received written requests to Register within 30 days after the effectiveness of the Corporation’s written notice to such Holders. If the managing underwriter or underwriters, if any, using reasonable business judgment, determine that market factors require a limitation of the number of securities to be underwritten, the number of shares of Restricted Stock shall be reduced to the required level, with the participation in such offering to be allocated pro rata among the Holders thereof requesting such Registration based upon the number of shares of Common Stock underlying all ,such securities then owned by such Holders. If the managing underwriter or underwriters and the Corporation, using reasonable business judgment, determine that securities in excess of the number of securities of Holders can be Registered without adversely affecting the successful marketing of such securities, additional securities may be Registered by the Corporation and other holders of the Common stock may participate to the extent of such excess. 13

If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation delivered at least five days prior to the effective date, of the registration statement. The securities so withdrawn shall also be withdrawn from the registration statement. (c) Incidental Registration. If the Corporation files a registration statement on an appropriate form then in effect under the Act in connection with the proposed offer and sale of any of its Common Stock other than pursuant to Section 9(b), the Corporation shall give written notice of its determination to file to all Holders. The Corporation shall use its best efforts to cause the Restricted Stock for which written requests are received within 30 days after the effectiveness of any such notice from the Corporation to be included in the offering on the same terms and conditions as the securities otherwise being sold. In the event of an underwritten offering, if, in the good-faith judgment of the managing underwriter or underwriters of such underwritten offering, the inclusion of some or all of the Restricted Stock would interfere with the successful distribution of a smaller number of shares, then (i) none of the Restricted Stock shall be included if the Corporation and the managing underwriter shall so determine, or (ii) if some are to be included, the amount to be included shall be reduced to the required level with the participation in such offering to be allocated pro rat a among the Holders and based upon the aggregate amounts of Common Stock or Common Stock issuable upon securities convertible into Common Stock then held by such persons which are Restricted Stock. If Common Stock is proposed to be offered for sale pursuant to such registration statement by other securityholders of the Corporation and the total number of shares of Restricted Stock to be offered by the Holders and shares of Common Stock to be offered by such other selling securityholders is required to be reduced pursuant to a request from the underwriter, the number of shares of Restricted Stock to be offered by the Holders pursuant to such registration statement shall equal the number that bears the same ratio to the maximum number of shares of Common Stock which the underwriter believes may be included for all the ,selling securityholders (including the Holders) as the original number of shares of Restricted Stock proposed to be sold by the Holders bears to the total original number of shares of Common Stock to be offered by the Holders and the other selling securityholders, but in no event shall the , Holders be required to cut back their share of Restricted Stock proposed to be offered to less than 50% of the shares of Restricted Stock owned by the Holders. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation delivered at least five days prior to the effective date of the registration statement. The securities 14 so withdrawn shall also be withdrawn from the registration statement. (d) Registration Procedures. If and whenever the Corporation is required to effect the Registration of shares of Restricted Stock under the Act, the Corporation shall: (i) Use its best efforts to prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for 90 days ; (ii) Use its best efforts to enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter or underwriters of the public offering of such securities, if any; (iii) Furnish to the holders of securities participating in such Registration and to the underwriters of the securities being Registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities; (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within ten days following the original filing of such registration statement, except that the Corporation shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foregoing corporation in any jurisdiction where it is not so qualified; (v) Notify the holders participating in such Registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; i (vi) Notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information: i (vii) Prepare and file with the Commission promptly, upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders reasonably acceptable to the Corporation, is required under the Act or the rules and regulations thereunder in connection with the 15 distribution of the stock included in a registration statement by such holders; (viii) Prepare and promptly file with the Commission, and promptly notify such holders of the filing of, such amendment or supplement to such registration or prospectus as may be necessary to correct any statements or omissions therein, at the time when a prospectus relating to such securities is required to be delivered under the Act, if any event has occurred as the result of which any such prospectus or any other supplement as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (ix) Advise such holders promptly after it receives notice or obtains knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (x) Not file any amendment or supplement to such registration statement or prospectus to which counsel representing all such holders has reasonably objected on the ground that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof; and (xi) Refrain from making any sale or distribution of its equity securities, except pursuant to any employee stock plan and any pre-existing agreement for the sale of such securities during the period commencing seven days prior to, and expiring 90 days after, the registration statement has become effective. \ The Holders shall provide the Corporation with such information as it shall reasonably require for use in connection with the preparation of any such registration statement, amendment or supplement. (e) Expenses. (i) With respect to each Registration of Restricted Stock, in a registration statement pursuant to this Section 9, all fees, costs and expenses of and incident to such Registration and public offering in connection therewith shall be borne by the Corporation; provided, however, that 16 security holders participating in any such Registration shall bear their pro rata share of the underwriting discounts and commissions. (ii) The fees, costs and expenses of Registration to be borne by the Corporation as provided in Section 5(e)(i) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and reasonable fees and disbursements of one counsel for all the selling security holders not exceeding $10,000. (f) Indemnification. (i) The Corporation shall indemnify and hold harmless each Holder of shares of Restricted Stock which are included in a registration statement pursuant to the provisions of Section 9 for such Holder, and any person who controls such Holder within the meaning of the Act, from and against, and shall reimburse such Holder and controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or controlling person may become subject under the Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Corporation shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission so made in ‘ strict conformity with information furnished by such Holder or such controlling person in writing specifically for use in the preparation thereof. (ii) Each Holder of shares of the Restricted Stock which are included in a Registration pursuant to the provisions of Section 9 shall indemnify and hold harmless the Corporation and any person who controls the Corporation from and against, and shall reimburse the Corporation and controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which the Corporation or such controlling person may become subject under the Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. (iii) Promptly after receipt by an indemnified party pursuant to the provisions of this Section 9(f)(i) or (ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 9(f) (i) or (ii), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 9. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party pursuant to the provisions of said Section 9(f)(i) and (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. (g) Reporting Requirements Under Securities Exchange Act of 1934. From and after the effective date of the first registration statement filed by the Corporation under the Act, the Corporation shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Corporation shall thereafter whenever requested by any Holder of Restricted Stock notify such Holder in writing whether the Corporation has, as of the date specified by such Holder, complied with the Exchange Act reporting requirements to which it is subject for a period prior to such date as shall be specified by such Holder. The Corporation acknowledges and agrees that the purpose of the requirements contained in this Section 9(g) are (i) to enable any such Holder to comply with the current public information requirements contained in paragraph (c) of Rule 144 under the Act should such Holder ever wish to dispose of any of the securities of the Corporation acquired by it without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provisions), and (ii) to comply with the reporting requirements, which must be satisfied (along with other requirements as to compliance with which the Corporation makes no covenant) in order to qualify the Corporation for the use of registration statements on Form S-3. In addition, the Corporation shall take such other reasonable measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. (h) Standoff. Each Holder agrees in connection with any underwritten public offering of the Corporation’s securities that upon the request of the managing underwriter, it shall commit itself at the request of such underwriter not to offer to sell or sell any Restricted Stock other than such stock included in the underwritten public offering for a period not to exceed 180 days from the commencement of selling pursuant to such offering. FIFTH: 1. The Corporation shall indemnify to the fullest extent authorized or permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 1 of Article Fifth shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

2. To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law as currently on hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by Delaware law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, as currently or hereafter in effect, or {iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section 2 of Article Fifth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal. 3. In furtherance and not in limitation of the powers conferred by statute: (i) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and (ii) The Corporation may create a trust fund, grant a security interest or use other means, including, without limitation, letters of credit, surety bonds or other similar arrangements, as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as a part thereof provisions with respect -to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein or elsewhere. 4. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article Fifth. 5. Any amendment, repeal or modification of any provision of this Article Fifth by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification. SIXTH: In furtherance and not in limitation of the powers conferred by statute, and unless otherwise restricted by law, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend the Bylaws in any respect. SEVENTH: Unless otherwise restricted by law, a director or all of the directors elected by each class of securities may be removed, with or without cause, by the holders of 66-2/3% of the shares of such class of securities entitled to vote for each such director at an election of directors. EIGHT: 1. The name and mailing address of the incorporator of the Corporation is: Curtis M. Karplus 12 Clipper Hill Oakland, California 94618 2. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are: Robert E. Seidenglanz 809 N. Cahuenga Boulevard Los Angeles, California 90038 Gregory L. Biller 540 North Hollywood Way Burbank, California 91505 Emory Cohen 809 N. Cahuenga Boulevard Los Angeles, California 90038

James R. Parks Parka, Palmer, Turner & Yemenidjian 1990 S. Bundy Drive, Suite 600 Los Angeles, California 90025 I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this day of 1990. CURTIS’M.KARPLTIS

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 08/29/1990 902415103 — 2236415 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PACIFIC FILM & VIDEO CORP. t I, Gregory L. Biller, certify that: 1. I am the President of Pacific Film & Video Corp., a Delaware corporation.2. Article I of the Certificate of Incorporation is amended to read as follows: First: The name of the corporation is Laser-Pacific Media Corporation.3. The foregoing amendment of the Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.4. The foregoing amendment of the Certificate of Incorporation has been duly approved by the required vote of shareholders of this Corporation in accordance with Section 242 of the General Corporation’s Law of the State of Delaware. The total number of outstanding shares of this Corporation is 100. The number of shares voting in favor of the amendment was 100%, which exceeded the vote required. The percentage vote required was more than 50%. DATED: August 28, 1990 Gregory L. Biller, President” ATTEST: I, Assis. Secretary

STATE OF DELAWARE. SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 08/14/1991 912265135 - 2236415 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LASER-PACIFIC MEDIA CORPORATION DOES HEREBY CERTIFY: the proposed amendments are as follows RESOLVED FURTHER, that Article FODRTH of the to the certificate of Incorporation-each two outstanding the corporation shall be RESOLVED FORTHER, that Article FODRTH of that provided by the laws of that State of Delaware, the amended certificate of Incorporation and/or the By lava of the corporation. Each holdar of Scries A shall ba antitlad to caat auch number or fraction of votes par share of Scries k hald by hits aa is •quil to tha number of shares of common stock into which auch share of Series A eould have baan oonvartad on tha applicable record date, accept otharwiae provided by the lava of tha state of Delaware or ae hereinafter specifically eat forth, the holders of the outstanding share* of Series k shall vote with the holders of the outatending common stock, and not as a separata class or saries.” SICOKBi that thereafter, the foregoing amendments to the Certificate of Incorporation were approved and adopted by the stockholders of the Corporation by written consent in lieu of a meeting in accordance with Section 238 of the General Corporation Lav of the state of Delaware, and writ* ten notice thereof has been givan to all stockholders who did net consent thereto in writing. THIRD i that said amendments wort duly adopted in accordance with the provisions of sect lone 242 and a as of the General corporation Law of the State of Delaware* FOURTHS that’ this certificate of Amendment shall not become effective until and shall become effective at 10:30 a.m. (Eastern Standard Time) on August 14, 1991. IN WITNESS WHEREO?, said Laser-Pacifie Madia Corporation has caused this Certificate to be signed by Robert E. Saideaglans, Chief Executive Officer, and to ba attested to by Ralph S. Walters, its Secretary, on July 30, 1991 join. LASER-PACIFIC MEDIA CORPORATION By: Robert E.Seidanglans, chief Executive Officer ATTEST Ralph E. Malters, secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION’OF CORPORATIONS FILED 09:00 AM 11/13/1995 950261394 - 2236415 CERTIFICATE FOR Incorporation. LASER-PACIFIC MEDIA CORPORATION, a corporation organized under the laws of Delware, the certificate of Incorporation of which was filed in the office of the secratary of state on the 19th day of july, 1990 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its certificate of Incorporation hereby certifies as follows: 1. The name of the corporation is LASIR-PACIFIC MEDIA CORPORATION 2. Its registered office in the state of Delware is located at corporation Trust center, 1209 orange street, city of wilmington, county of new castle and the name of its registered agent at such address is the corporation trust company. 3. The date when revival of the certificate of Incorporation of this corporation is to commence is the 28th day of Febrary, 1995, same being prior to the date of certificate of Incorporation is to be perpetual 4 This corporation was duly organizes under the laws of Delaware and carried, on the business Authorise, by its certifies as certificate of Incorporation until the 1st day of march 1995 at which time its certificate of incorporation became inoperative and void for non-payment of taxes and this certificate for Renewal and revivial is filed by authorized of the duly elected directors of the corporation in accordance with the laws of Delware.

IN WITNESS WHEREOF said LASER PACIFIC Media CORPORATION in compliance with Section 312 of Title 8 of Delware Code has caused this Certificate to be signed by Howard Fader its last an acting Vice President, this 7th day of November, 1995 By Howard Fader, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/19/2001 010029817 - 2236415 CERTIFICATE OF DESIGNATIONS OF SERIES B JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK (Par Value $.0001 Per Share) OF LASER-PACIFIC MEDIA CORPORATION Pursuant to Section 151 of the General Corporation Law of the State of Delaware Laser-Pacific Media Corporation, a Delaware corporation (the “Corporation”), certifies that pursuant to the authority conferred upon the Board of Directors of the Company (the “Board ofDirectors”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “GCL”). the Board ofDirectors, on January 9, 2001 adopted the following resolution creating a series of its Preferred Stock, par value $.0001 per share: RESOLVED, that (1) pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates 1,000,000 shares of the preferred stock, par value $.0001 per share, of the Corporation as “Series B Junior Participating Cumulative Preferred Stock” (the “Preferred Shares”), and the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below (the “Certificate of Designations”) and (2) in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and in its name to execute and file the Certificate of Designations with the Delaware Secretary of State: Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Cumulative Preferred Stock” and the number of shares constituting such series so designated shall be 1,000,000 (the “Series B Preferred Stock”! Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however. that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

Section 2. Dividends and Distributions. (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, par value $.0001 per share (the “Common Stock’”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum) or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series B Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Divi dend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights: Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by ^classification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation, as amended (the “Charter”), in any other certificate of designations creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. (c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter anu until an accrueu and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly: (i) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; (ii) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law. Section 6. Liquidation. Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to: (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared to the date of such payment, or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock

(by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series B Preferred Stock was entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. Section 7. Consolidation. Merger or Other. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or otherwise changed, then in any such event each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. Section 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable. Section 9. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series or classes of the Corporation’s Preferred Stock whether issued before or after the issuance of the Series B Preferred Stock. Section 10. Amendment. The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, Laser-Pacific Media Corporation has caused this Certificate of Designations to be executed on its behalf by its Chief Executive Officer, James R, Parks, and attested to by its Secretary, Robert McCain, this 12th day of January, 2001. LASER-PACIFIC MEDIA CORPORATION Name: James R. Parks Title: Chief Executive Officer THE UNDERSIGNED, the Secretary of Laser-Pacific Media Corporation, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Designations to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof or otherwise required to be verified under oath are true in all material respects, under the penalties of perjury. Name: Robert McClain Title: Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:34 PM 10/30/2003 FILED 02:34 PM 10/30/2003 SRV 030698145 — 2236415 FILE CERTIFICATE OF MERGER OF OS ACQUISITION CORP. INTO LASER-PACIFIC MEDIA CORPORATION The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY: 1. The name and state of incorporation of each of the constituent corporations participating in the merger is as follows: Name State of Incorporation Laser-Pacific Media Corporation Delaware OS Acquisition Corp. Delaware An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by OS Acquisition Corp. and Laser-Pacific Media Corporation in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of Delaware. The name of the surviving corporation of the merger is Laser-Pacific Media Corporation. The amendments or changes to the Certificate of Incorporation of Laser-Pacific Media Corporation, the surviving corporation, to be effected by the merger are as follows: a. Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows: “The total number of shares of stock which this Corporation is authorized to issue is one thousand (1,000) shares of Common Stock, and the par value of each such share is Article Fifth of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.” “To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.” “Any repeal or modification of any of the foregoing provisions of this Article Fifth shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.” c. Article Seventh of the Certificate of Incorporation is hereby deleted in its entirety. The executed Agreement and Plan of Merger is on file at the principal place of business of Laser-Pacific Media Corporation, the surviving corporation, the address of which is 809 North Cahuenga Boulevard, Los Angeles, California 90038. A copy of the Agreement and Plan of Merger will be furnished by Laser-Pacific Media Corporation, the surviving corporation, on request and without cost, to any stockholder of any constituent corporation. This Certificate of Merger shall become effective upon its filing with the Secretary of State of Delaware. IN WITNESS WHEREOF, Laser-Pacific Media Corporation has caused this Certificate of Merger to be signed by James R, Parks, its Chairman and Chief Executive Officer, as of this 30th day of October 2003. By:/s/James R. Parks Its: Chairman and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 12:07 EM 07/01/2004 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LASER-PACIFIC MEDIA CORPORATION Laser-Pacific Media Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of incorporation of said corporation: RESOLVED: That Article Fourth of the Certificate of Incorporation of Laser-Pacific Media Corporation is hereby amended and restated in its entirety to read as follows: “The total number of shares of stock which this corporation is authorized to issue is one thousand one hundred (1,100) shares of Common Stock, and the par value of each such share is $.0001.” SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Laser-Pacific Media Corporation has caused this certificate to be signed by James M. Quinn, its Secretary, this 1st day of July, 2004. Laser-Pacific Media Corporation By /s/James M. Quinn James M. Quinn, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:10 EM 08/09/2005 FILED 12:53 PM 08/09/2005 SRV 050655549 — 2236415 FILE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LASER-PACIFIC MEDIA CORPORATION Laser-Pacific Media Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation: RESOLVED: That Article Fourth of the Certificate of Incorporation of Laser-Pacific Media Corporation is hereby amended and restated in its entirety to read as follows: ‘The total number of shares of stock which this corporation is authorized to issue is one thousand two hundred (1,200) shares of Common Stock, and the par value of each such share is $.0001.” SECOND; That in Beu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General i Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Laser-Pacific Media Corporation has caused this certificate to be signed by Laurence L. Hlckey, its Secretary, this 8th day of I August, 2005. Laser-Pacific Media Corporation By Laurence L. Hickey, Secretary